EXHIBIT 99.1


          Federal-Mogul Reports First Quarter 2007 Results


    SOUTHFIELD, Mich.--(BUSINESS WIRE)--April 19, 2007--Federal-Mogul Corporation (OTCBB:FDMLQ) today reported its financial results for the three months ended March 31, 2007.

Financial Summary (in millions)
----------------------------------------------------

                                                    Three Months Ended
                                                         March 31
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
Net sales                                             $1,717   $1,600
Gross margin                                             308      285
Selling, general and administrative expense              207      228
Earnings (loss) before income taxes                       36      (39)
Income tax expense                                       (31)     (29)
Net earnings (loss)                                        5      (68)
Operational EBITDA(a)                                    199      146

(a) Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization

    Federal-Mogul reported net income of $5 million for the quarter ended March 31, 2007, compared to a net loss of $68 million for the first quarter of 2006. This result reflects a 7% increase in sales, improved gross margin, reduced selling, general and administrative expenses, and reduced impairment and restructuring charges.

    Federal-Mogul reported net sales of $1,717 million for the quarter ended March 31, 2007, an increase of $117 million, or 7%, compared to the first quarter of 2006. The most significant factors impacting sales were increased volumes of $39 million, the May 2006 acquisition of Federal-Mogul Goetze India ("FMG") which increased sales by $32 million, and favorable foreign currency of $60 million.

    Gross margin for the quarter increased by $23 million over the first quarter of 2006. Improvements in gross margin resulted from a combination of the October 2006 settlement of the U.K. pension plans, increased volumes, favorable foreign currency, and productivity in excess of labor and benefits inflation. These favorable impacts were partially offset by customer pricing and increased raw materials costs.

    Selling, general and administrative ("SG&A") expense for the quarter improved by $21 million over the first quarter of 2006. Reductions in SG&A resulted from a combination of the settlement of the U.K. pension plans, and cost reduction actions in excess of labor and benefits inflation. These favorable impacts were partially offset by increased SG&A from the acquisition of FMG and adverse foreign currency.

    Federal-Mogul reported net earnings before income taxes for the three months ended March 31, 2007 of $36 million, compared to a net loss before income taxes of $39 million for the same period of 2006. The impact of improved gross margin and reduced selling, general and administrative expenses contributed a combined $44 million to the improved results, with reduced restructuring and impairment charges contributing an additional $30 million to net earnings.

    Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.

    The Company reported Operational EBITDA of $199 million, an improvement of $53 million compared to 2006, largely due to the improvements reported within gross margin and reduced SG&A expenses. A reconciliation of Operational EBITDA to the Company's earnings before income taxes for the three months ended March 31, 2007 has been provided.

    Combining cash provided from operating activities with cash used by investing activities, the Company generated positive cash inflows of $12 million for the quarter ended March 31, 2007, compared to $31 million for the comparable period of 2006, reflecting the impact of increased capital expenditures of $24 million.

    "We are focused on the implementation of our strategy to achieve sustainable global profitable growth, providing our valued customers worldwide leading products, services and technologies at competitive cost," said Chairman, President and Chief Executive Officer Jose Maria Alapont. "Our improved operational performance during the first quarter is the result of our drive toward those strategic goals and the dedication of our employees."

    About Federal-Mogul

    Federal-Mogul Corporation is a leading global supplier, serving the world's foremost original equipment manufacturers of automotive, light commercial, heavy-duty, agricultural, marine, rail, aerospace, off-road and industrial vehicles, as well as the worldwide aftermarket. The Company's leading technology and innovation, lean manufacturing expertise, as well as marketing and distribution deliver world-class products, brands and services with quality excellence at a competitive cost. Federal-Mogul is focused on its global profitable growth strategy, creating value and satisfaction for its customers, employees and stakeholders. Federal-Mogul was founded in Detroit in 1899. The Company is headquartered in Southfield, Michigan, and employs 45,000 people in 34 countries. Visit the company's Web site at www.federal-mogul.com.

    Forward-Looking Statements

    Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and U.K. Administration proceedings, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

                      FEDERAL-MOGUL CORPORATION
                       STATEMENTS OF OPERATIONS
        (Millions of Dollars, Except Share and Per Share Data)
                             (Unaudited)


                                                    Three Months Ended
                                                         March 31
                                                    ------------------
                                                     2007      2006
                                                    --------  --------

Net sales                                          $1,716.5  $1,600.3
Cost of products sold                               1,408.7   1,315.3
                                                    --------  --------

Gross margin                                          307.8     285.0

Selling, general and administrative expenses          206.9     227.5
Adjustment of long-lived assets to fair value           0.3      20.1
Interest expense, net                                  50.0      39.0
Chapter 11 and U.K. Administration related
 reorganization expenses                               13.6      21.1
Equity earnings of unconsolidated affiliates           (7.9)     (9.4)
Restructuring expense, net                             16.1      25.8
Other income, net                                      (6.8)     (0.3)
                                                    --------  --------

Income (loss) before income taxes                      35.6     (38.8)

Income tax expense                                     31.1      29.6
                                                    --------  --------

Net income (loss)                                  $    4.5  $  (68.4)
                                                    ========  ========


Basic and diluted income (loss) per common
 share:
-----------------------------------------------

                                                    --------  --------
Net income (loss) per common share                 $   0.05  $  (0.77)
                                                    ========  ========



Weighted average shares outstanding (in
 millions)                                             89.6      89.1

                        FEDERAL-MOGUL CORPORATION
                              BALANCE SHEETS

                          (Millions of Dollars)


                                          (Unaudited)
                                            March 31     December 31
                                             2007           2006
                                         -------------- --------------
Current assets:
  Cash and equivalents                   $       324.0  $       359.3
  Accounts receivable, net                     1,142.4          992.6
  Inventories, net                               903.2          892.6
  Prepaid expenses and other current
   assets                                        262.8          248.2
                                          -------------  -------------

Total current assets                           2,632.4        2,492.7

Property, plant and equipment, net             2,053.2        2,078.6
Goodwill and indefinite-lived
 intangible assets                             1,207.1        1,205.3
Definite-lived intangible assets, net            251.1          254.3
Asbestos-related insurance recoverable           860.1          859.0
Other noncurrent assets                          269.6          289.2
                                          -------------  -------------

                                         $     7,273.5  $     7,179.1
                                          =============  =============

Current liabilities:
  Short-term debt, including current
   portion of long-term debt             $       496.1  $       482.1
  Accounts payable                               541.8          488.0
  Accrued liabilities                            490.9          435.0
  Current portion of postemployment
   benefit liability                              66.9           67.9
  Other accrued liabilities                      149.0          181.7
                                          -------------  -------------

Total current liabilities                      1,744.7        1,654.7

Liabilities subject to compromise              5,814.3        5,813.4

Long-term debt                                    26.4           26.7
Postemployment benefits                        1,099.3        1,111.1
Deferred income taxes                             55.6           81.8
Other accrued liabilities                        167.7          185.1
Minority interest in consolidated
 affiliates                                       54.2           54.2

Shareholders' deficit:
  Series C ESOP preferred stock                   28.0           28.0
  Common stock                                   445.3          445.3
  Additional paid-in capital                   2,161.3        2,160.2
  Accumulated deficit                         (4,133.3)      (4,151.7)
  Accumulated other comprehensive loss          (190.0)        (229.7)
                                          -------------  -------------

Total shareholders' deficit                   (1,688.7)      (1,747.9)
                                          -------------  -------------

                                         $     7,273.5  $     7,179.1
                                          =============  =============

                      FEDERAL-MOGUL CORPORATION
                       STATEMENTS OF CASH FLOWS
                        (Millions of Dollars)
                             (Unaudited)

                                                    Three Months Ended
                                                         March 31
                                                    ------------------
                                                     2007      2006
                                                    --------  --------

Cash provided from (used by) operating activities
Net income (loss)                                  $    4.5  $  (68.4)
Adjustments to reconcile net loss to net cash
 (used by) provided from operating activities:
  Depreciation and amortization                        83.9      78.8
  Adjustment of long-lived assets to fair value         0.3      20.1
  Change in postemployment benefits, including
   pensions                                           (16.5)     34.9
  Changes in deferred taxes                            (1.8)     (6.3)
 Changes in operating assets and liabilities:
  Accounts receivable                                (143.9)    (81.0)
  Inventories                                          (5.8)    (29.5)
  Accounts payable                                     43.8      57.4
  Other assets and liabilities                         85.4      48.7
                                                    --------  --------
Net cash provided from operating activities            49.9      54.7

Cash provided from (used by) investing activities
Expenditures for property, plant and equipment        (54.7)    (30.7)
Proceeds from the sale of property, plant and
 equipment                                             16.9       2.7
Proceeds from sale of business                            -       4.0
                                                    --------  --------
 Net cash used by investing activities                (37.8)    (24.0)

Cash provided from (used by) financing activities
Proceeds from borrowings on DIP credit facility        90.0     124.7
Principal payments on DIP credit facility             (88.1)   (153.0)
Net change in short-term debt                           9.4      (0.7)
Net change in restricted cash                             -      (1.0)
Principal payment in other long-term debt              (1.2)     (0.6)
Proceeds from factoring arrangements                  (58.7)        -
Debt issuance fees                                     (0.3)        -
                                                    --------  --------
 Net cash used by financing activities                (48.9)    (30.6)

 Effect of foreign currency exchange rate
  fluctuations on cash                                  1.5       8.3
                                                    --------  --------

(Decrease) increase in cash and equivalents           (35.3)      8.4

Cash and equivalents at beginning of period           359.3     387.2
                                                    --------  --------

Cash and equivalents at end of period              $  324.0  $  395.6
                                                    ========  ========

                      FEDERAL-MOGUL CORPORATION
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
                        (Millions of Dollars)
                             (Unaudited)

                                                   Three Months Ended
                                                        March 31
                                                   -------------------
                                                     2007      2006
                                                   ---------  --------

Income (loss) before income taxes                 $    35.6  $  (38.8)
 Depreciation and amortization                         83.9      78.8
 Chapter 11 and Administration related
  reorganization expenses                              13.6      21.1
 Interest expense, net                                 50.0      39.0
 Adjustment of assets to fair value                     0.3      20.1
 Restructuring expense, net                            16.1      25.8
 Other                                                 (0.1)     (0.4)

                                                   ---------  --------
Operational EBITDA                                $   199.4  $  145.6
                                                   =========  ========


    CONTACT: Federal-Mogul Corporation
             Jennifer Rass, 248-354-7502
             jennifer.rass@federalmogul.com
             OR
             Marie Remboulis, 248-354-9809